UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

PATTON WINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5750 New King Drive, Suite 320 Troy, MI 48098
(Address of principal executive offices)

Registrant's telephone number:  (833) 374-7282

DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 3.03. Material Modification to Rights of Security Holders
Item 5.01. Changes in Control of Registrant
On February 25, 2020, pursuant to the terms of an Agreement and Plan of Merger dated as of November 6, 2019 (the “Merger Agreement”) among Diversified Restaurant Holdings, Inc., a Nevada corporation (the “Company”), Patton Wings Intermediate Holdings, LLC, a Delaware limited liability company (“Parent”), and Golden Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Parent completed its acquisition of the Company via the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger as a privately-held company and becoming a wholly-owned subsidiary of Parent (the “Merger”). The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the Company’s board of directors and its stockholders. The Company stockholders approved the Merger Agreement at a special meeting of the Company stockholders held on December 19, 2019.
At the effective time and as a result of the Merger, each share of common stock of the Company (including shares of vested restricted stock) issued and outstanding immediately prior to the effective time of the Merger (other than shares held by the Company or any subsidiary of the Company or Parent or Merger Sub) was cancelled and converted into the right to receive $1.05 in cash, without interest. In addition, each unvested restricted share of common stock that was outstanding immediately prior to the effective time of the Merger was cancelled and converted into the right to receive an amount in cash equal to $1.05 multiplied by the maximum number of shares of stock subject to such restricted share immediately prior to the effective time of the Merger.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the Nasdaq Global Select Market (“NASDAQ”). Accordingly, on February 25, 2020, at the Company’s request, NASDAQ filed with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby effecting the delisting of the Company’s common stock from NASDAQ and deregistering such common stock under Section 12(b) of the Exchange Act. The Company intends to file a Form 15 to suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act as soon as practicable.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 25, 2020, at the effective time of the Merger, each of T. Michael Ansley, Jay Alan Dusenberry, Philip Friedman, David Ligotti, Joseph M. Nowicki and Roger Lipton, who constituted the board of directors of the Company prior to the Merger (the “Prior Directors”), ceased their membership on the board of directors of the Company and all committees of which they were members. The departure of the Prior Directors did not result from any disagreements with the Company regarding any matter related to the Company’s operations, policies or practices. Pursuant to the Merger Agreement, at the effective time of the Merger on February 25, 2020, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company. In addition, pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the officers of Merger Sub immediately prior to the effective time of the Merger became the officers of the Company.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on February 25, 2020, the Articles of Incorporation of the Company were amended and restated. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on February 25, 2020, the bylaws of Merger Sub as in effect at the Effective Time became the bylaws of the Company. Following the Merger, the name of the Company was changed to “Patton Wings, Inc.” The restated articles of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
2.1 Agreement and Plan of Merger, dated as of November 6, 2019, among Patton Wings Intermediate Holdings, Inc., Golden Merger Sub, Inc. and Diversified Restaurant Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2019).
3.1 Restated Articles of Incorporation
3.2 Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTON WINGS, INC.

Dated:	February 25, 2020	By:	/s/ Kent Ward
		Name:	Kent Ward
		Title:	Chief Executive Officer